UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019 (November 6, 2019)

RPT Realty
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

19 W 44th Street,	Suite 1002
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 221-1261

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest, ($0.01 Par Value Per Share)	RPT	New York Stock Exchange
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share)	RPT.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2019, RPT Realty, L.P. (the “Operating Partnership”), the majority-owned operating partnership of RPT Realty (the “Registrant”), entered into a Fifth Amended and Restated Credit Agreement (the “Fifth A&R Credit Agreement”) with the lenders party thereto and KeyBank National Association, as Administrative Agent, KeyBanc Capital Markets Inc., BMO Capital Markets, and Capital One, National Association, as Joint-Lead Arrangers, BMO Capital Markets, and Capital One, National Association, as Syndication Agents, and certain lenders from time to time party thereto, as Lenders.

The Fifth A&R Credit Agreement amends and restates in their entirety the Operating Partnership’s (i) Fourth Amended and Restated Credit Agreement dated as of September 14, 2017 (as amended, the “Former Revolving Credit Agreement”), pursuant to which the lenders thereunder made available to the Operating Partnership a $350,000,000 revolving credit facility, and (ii) First Amended and Restated Unsecured Term Loan Agreement dated as of November 15, 2017 (the “Former Term Loan Agreement”), pursuant to which the lenders thereunder made available to the Operating Partnership a $60,000,000 term loan.

The Fifth A&R Credit Agreement provides for an unsecured revolving credit facility and term loans in the maximum aggregate principal amount of up to $660,000,000, which consists of a revolving credit facility of up to $350,000,000 (the “revolving credit facility”) and term loan facilities of $310,000,000 (the “term loan facilities”). Pursuant to the Fifth A&R Credit Agreement, the Operating Partnership shall have the right to request increases in the revolving commitments and term loans or the making of additional term loans by up to $340,000,000, to a maximum aggregate amount not to exceed $1,000,000,000.

The Fifth A&R Credit Agreement extends the maturity of the revolving credit facility from September 14, 2021 to November 6, 2023, and may be extended by the Operating Partnership for two periods of six months, subject to continued compliance with the terms of the Fifth A&R Credit Agreement and the payment of an extension fee of 0.075% (provided the maturity of the revolving credit facility may not be extended to a date later than November 6, 2024). The term loan facilities include five tranches with maturity dates of November 6, 2024 (Term Loan A-1 Advances), February 6, 2025 (Term Loan A-2 Advances), March 3, 2023 (Term Loan A-3 Advances), November 6, 2026 (Term Loan A-4 Advances) and February 6, 2027 (Term Loan A-5 Advances). The Former Term Loan Agreement had an expiration date of March 3, 2023. The outstanding principal and interest under the Former Term Loan Agreement (approximately $60 million as of November 6, 2019) will continue as advances under the Fifth A&R Credit Agreement as provided therein until repaid. Upon closing, the Operating Partnership had $0 million outstanding on the revolving credit facility and $310 million outstanding under the term loan facilities.

The Registrant and certain of the Operating Partnership’s subsidiaries are guarantors of the Operating Partnership’s obligations under the Fifth A&R Credit Agreement.

Advances under the Fifth A&R Credit Agreement may be Floating Rate Advances, LIBOR Rate Advances or a combination thereof. Floating Rate Advances bear interest at the alternate base rate (defined as (a) the LIBOR Market Index Rate plus 1.50% or, if unavailable, the Federal Funds Effective Rate plus 1.50% or (b) if selected by the Operating Partnership, the greater of (i) the variable rate of interest announced by the Administrative Agent as the “prime rate”, (ii) 0.50% above the Federal Funds Effective Rate or (iii) the LIBOR Base Rate for an interest period of one month plus 1.0%) plus the applicable margin. LIBOR Rate Advances bear interest at the LIBOR Base Rate applicable thereto divided by one minus the then current Reserve Requirement (the percentage prescribed by the Federal Reserve Board for eurocurrency funding maintained by a member bank of the Federal Reserve System) plus the applicable margin.

The applicable margins are based on the Operating Partnership’s leverage ratio as calculated under the Fifth A&R Credit Agreement and range from (i) for the revolving credit facility, 1.05% to 1.50% for LIBOR Rate Advances and 0.05% to 0.50% for Floating Rate Advances, (ii) for the Term Loan A-1, A-2 and A-3 Advances, 1.20% to 1.70% for LIBOR Rate Advances and 0.20% to 0.70% for Floating Rate Advances and (iii) for the Term Loan A-4 and A-5 Advances, 1.50% to 2.20% for LIBOR Rate Advances and 0.50% to 1.20% for Floating Rate Advances. The Fifth A&R Credit Agreement establishes a means for determining an alternative for LIBOR if it is determined that ascertaining LIBOR is no longer possible. Interest is payable at least monthly.

The Fifth A&R Credit Agreement contains customary events of default and affirmative and negative covenants, including certain financial covenants regarding consolidated net worth, leverage, unencumbered leverage, interest coverage and fixed charge coverage ratios, and levels of secured debt to total asset value. Upon the occurrence of an event of default, the amounts outstanding under the Fifth A&R Credit Agreement may be accelerated and may become immediately due and payable. The Fifth A&R Credit Agreement provides that, during the continuation of any default, neither the Operating Partnership nor the Registrant shall declare or make any dividends or distributions except to the extent necessary for the Registrant to maintain its status as a real estate investment trust. If a default is due to non-payment, bankruptcy proceedings or appointment of a receiver, trustee, examiner or liquidator or the obligations under the Fifth A&R Credit Agreement have been accelerated, the Operating

Partnership and Registrant may not make any dividends or distributions to any person other than the Operating Partnership or a subsidiary.

A copy of the Fifth A&R Credit Agreement is attached hereto as Exhibit 10.1, and the above description of the material terms of the Fifth A&R Credit Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Effective November 6, 2019, the Operating Partnership repaid approximately $150.1 million, constituting repayment in full of all amounts owing, pursuant to (i) the First Amended and Restated Unsecured Term Loan Agreement (2014) dated as of November 15, 2017 with Capital One, National Association, as Administrative Agent and as Sole Lead Arranger and Sole Bookrunner, and the other lenders from time to time party thereto pursuant to which the lenders thereunder had made available to the Operating Partnership a $75 million term loan facility and (ii) the First Amended and Restated Unsecured Term Loan Agreement (2013) dated as of November 15, 2017 with Capital One, National Association, as Administrative Agent and as Sole Lead Arranger and Sole Bookrunner, and the other lenders from time to time party thereto pursuant to which the lenders thereunder had made available to the Operating Partnership a $75 million term loan facility. Accordingly, on November 6, 2019, all outstanding loans and other obligations of the Operating Partnership and guarantors under such term loan agreements were paid and satisfied in full and irrevocably discharged, terminated and released and such term loan agreements terminated and were of no further force or effect other than those provisions therein that by their terms specifically survive termination.

Effective November 6, 2019, the Operating Partnership repaid approximately $100 million to NYL Investors, LLC, a wholly-owned subsidiary of New York Life Insurance Company, constituting repayment in full of the Operating Partnership’s $50 million 4.16% senior unsecured notes due 2024 issued pursuant to the note purchase agreement dated September 8, 2014, as amended, and the Operating Partnership's $50 million 4.30% senior unsecured notes due 2026 issued pursuant to such note purchase agreement. Accordingly, on November 6, 2019, all outstanding Notes and other obligations of the Operating Partnership and guarantors under such note purchase agreement were paid and satisfied in full and irrevocably discharged, terminated and released and such note purchase agreement terminated and was of no further force or effect other than those provisions therein that by their terms specifically survive termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

To the extent applicable, the disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent applicable, the disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On November 8, 2019, the Registrant issued a press release announcing the Fifth A&R Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1*  Fifth Amended and Restated Credit Agreement dated November 6, 2019 among RPT Realty, L.P., as Borrower, KeyBank National Association, as Administrative Agent, KeyBanc Capital Markets Inc., BMO Capital Markets, and Capital One, National Association, as Joint-Lead Arrangers, BMO Capital Markets, N.A., and Capital One, National Association, as Syndication Agents, certain lenders from time to time parties thereto, as Lenders, and RPT Realty and certain subsidiaries of RPT Realty, L.P., as a Guarantors.

99.1  Press release of RPT Realty dated November 8, 2019.

104  Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish any omitted schedules or exhibits upon the request of the Securities and Exchange Commission. A list of the omitted schedules and exhibits to this agreement is set forth in the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPT REALTY

Date:	November 8, 2019	By: /s/ MICHAEL P. FITZMAURICE
Michael P. Fitzmaurice
Executive Vice President and Chief Financial Officer